Exhibit 5.1

May 14, 2021

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, TX 77056

Ladies and Gentlemen:

We have acted as counsel for KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $75 million of shares of common stock (the “Company Shares”), par value $0.01, of the Company (the “Common Stock”) and (b) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 2,501,865 shares of Common Stock (the “Selling Stockholder Shares,” and together with the Company Shares, the “Shares”).

We have also participated in the preparation of a Prospectus relating to the Company Shares (the “Primary Prospectus”) and a Prospectus relating to the Selling Stockholder Shares (the “Secondary Prospectus” and, together with the Primary Prospectus, the “Prospectuses”) each of which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Certificate of Amendment of the Amended and Restated Articles of Incorporation of the Company, (iii) the Third Amended and Restated Bylaws of the Company, (iv) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and related matters, (v) the Registration Statement, (vi) the Prospectuses and (vii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with this opinion, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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and delivering the documents we examined were competent to execute and deliver such documents, (vi) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and a prospectus supplement to the applicable Prospectus, (vii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (viii) one or more prospectus supplements to the applicable Prospectus will have been prepared and filed with the Commission describing the Shares offered thereby; (ix) at the time of any offering or sale of Company Shares, that the Company will have at least such number of Shares authorized, created and, if appropriate, reserved for issuance; and (x) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, we are of the opinion that, under the Securities Act:

1.

With respect to the Company Shares, when both (A) the board of directors (the “Board”) of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then the shares of Common Stock will be validly issued, fully paid, and nonassessable; and

2.	The Selling Stockholder Shares proposed to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

Very truly yours,

          /s/ Vinson & Elkins LLP

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